Exhibit 10.3

CONTROL AGREEMENT

This Control Agreement (as supplemented or amended from time to time in accordance with its terms, this “Agreement”) is executed as of July 7, 2020, by and among (a) BDCA Asset Financing, LLC, a Delaware limited liability company, as borrower under the Loan and Servicing Agreement (as defined below) (“Borrower”), (b) U.S. Bank National Association, as administrative agent under the Loan and Servicing Agreement (in such capacity, the “Administrative Agent”), (c) Massachusetts Mutual Life Insurance Company, as facility servicer under the Loan and Servicing Agreement (in such capacity, the “Facility Servicer”), and (d) U.S. Bank National Association, as securities intermediary (the "Custodian").

WHEREAS, the parties hereto have entered into financing arrangements evidenced by that certain Loan and Servicing Agreement, dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the (“Loan and Servicing Agreement”), by and among Borrower, Business Development Corporation of America, a Maryland corporation, Massachusetts Mutual Life Insurance Company and the other Lenders from time to time party thereto, the Administrative Agent, the Facility Servicer, Business Development Corporation of America, as the Portfolio Asset Servicer, and U.S. Bank National Association, as the Collateral Custodian.

WHEREAS, the Custodian is entering this Agreement to act as custodian for Borrower’s assets and maintain certain accounts for Borrower;

WHEREAS, in connection with the Loan and Servicing Agreement, Borrower has granted to the Administrative Agent a security interest in the Collateral Accounts (as defined below); and

WHEREAS, the Administrative Agent, Borrower and the Custodian, are entering into this Agreement to provide for the perfection of the security interest by control (within the meaning of Section 9-106 of the UCC) over the Collateral Accounts (as defined below).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.        Definitions and Interpretation.

(a)        Terms defined in the Uniform Commercial Code of the State of New York (the "UCC") have the same meaning in this Agreement as in the UCC. The term "instruction," as used in this Agreement, includes an instruction under Section 9-104(a)(2) of the UCC.

(b)        Capitalized terms used but not defined herein shall have the meanings provided in that certain Loan and Servicing Agreement.

(c)        As used in this Agreement, the “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (entered into force April 1, 2017).

(d)        The term "Notice of Exclusive Control" is defined in Section 3(c). For purposes of Sections 2(d) and 3(c), a reasonable time for the Custodian to act on a Notice of Exclusive Control may not extend beyond (i) if the Notice of Exclusive Control is received by the Custodian on or before 12 noon U.S. Eastern time on a banking day, the end of the next banking day following the banking day of receipt or (ii) if the Notice of Exclusive Control is received by the Custodian after 12 noon U.S. Eastern time on a banking day, the end of the second banking day following the banking day of receipt.

(e)        Any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by any party hereto and reasonably available at no undue burden or expense to the Custodian), except to the extent the Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

2.        Collateral Accounts.

(a)        The Borrower will from time to time instruct the Custodian to segregate all cash, U.S. Government securities, or other U.S. securities, foreign securities or other property, in each case, to the extent required under the Loan and Servicing Agreement and in which Borrower has granted a security interest to the Administrative Agent, acting for the benefit of the Secured Parties (after giving effect to the segregation, the "Collateral").

(b)        Collateral, other than cash Collateral, will be identified and segregated on the Custodian's books and records under the name of Borrower as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) for the benefit of the Administrative Agent, acting for the benefit of the Secured Parties. The identification and segregation of the Collateral, other than cash Collateral, are herein referred to as the “Securities Account”.

(c)        The Custodian will satisfy the requirement to segregate cash Collateral by identifying and crediting the cash Collateral to a separate securities account, which shall be comprised of an interest collection account and a principal collection account (collectively, the "Cash Account" and, together with the Securities Account, the "Collateral Accounts") under the name of Borrower as the Custodian's customer for the benefit of the Administrative Agent, acting for the benefit of the Secured Parties.

3.        Control of the Collateral Accounts.

(a)        The Custodian will not comply with instructions or “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) concerning the Collateral originated solely by Borrower except as provided in Section 2(a) and this Section 3.

(b)        Prior to the receipt by the Custodian of a Notice of Exclusive Control, and following a reasonable time for the Custodian to act thereon, the Custodian may act upon (i) instructions received from the Borrower to release, transfer or substitute Collateral and (ii) instructions received from or through one or more intermediary systems, market utilities, or platforms utilized by the Administrative Agent and Borrower to effectuate Collateral movements, including without limitation, DTC's Margin Transit Utility. Upon direction by the Borrower which may include by standing instruction, the Custodian shall invest cash on deposit in the Cash Account in U.S. Money Market Deposit Account or such other investments selected by the Borrower. Upon receiving instructions from the Borrower (or the Administrative Agent acting at the direction of the Majority Lenders after delivery of a Notice of Exclusive Control) to release such investments, such investments shall be sold and the proceeds thereof shall be deposited in the Cash Account.

(c)        Upon receipt by the Custodian from the Administrative Agent of a notice in the form of Exhibit A (a "Notice of Exclusive Control") and following a reasonable time for the Custodian to act thereon, the Custodian shall thereafter comply with instructions and Entitlement Orders originated solely by the Administrative Agent with respect to the Collateral Accounts, without any further consent of Borrower.

4.        Additional Assurances and Duties of the Custodian.

(a)        The Custodian confirms that each Collateral Account is a “securities account” (as defined in Section 8-501 of the UCC) and the Custodian will act as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to each Collateral Account. Notwithstanding the intent of the parties hereto, to the extent that any Collateral Account shall be determined to be a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Custodian (i) will act as a “bank” within the meaning of Section 9-102(a)(8) of the UCC) with respect to each such deposit account and (ii) shall treat the Borrower as the Custodian’s sole “customer” (within the meaning of Section 9-104 of the UCC) with respect to such deposit account. As a consequence of this Agreement being governed by the laws of the State of New York, (i) the State of New York is the jurisdiction of the Custodian as securities intermediary and bank for purposes of the UCC and (ii) the law applicable to all issues in Article 2(1) of the Hague Securities Convention is the law in force in the State of New York.

(b)        Subject to the provisions of this clause (b), the Custodian will treat any "security" within the meaning of Section 8-102(a)(15) of the UCC credited to the Securities Account as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Any other asset at any time credited to the Securities Account shall only be treated as a "financial asset" with the written consent of the Custodian (which consent shall be provided or withheld in the sole discretion of the Custodian), provided, however, that at no time shall the Custodian treat as a financial asset (i) any security or other asset that is not capable of such treatment under section 8-501(d) of the UCC or (ii) any cash or cash balance in the Collateral Accounts. Any security otherwise included in the Collateral and that is not capable of being treated as a financial asset under section 8-501(d) will be held by the Custodian as agent and custodian for the Administrative Agent for the benefit of the Secured Parties, and the Custodian is entitled to all exculpations, indemnities, and other benefits under this Agreement when acting as custodian and agent for the Administrative Agent.

(c)        The Custodian confirms that it has not entered into and will not enter into any agreement with any other person or entity under which the Custodian has agreed to comply with instructions or Entitlement Orders of such other person or entity relating to the Collateral or the Collateral Accounts.

(d)        The Custodian will promptly provide to Borrower, the Administrative Agent, the Collateral Custodian, the Portfolio Asset Servicer and the Facility Servicer with a copy of an account statement of the Collateral Accounts, and in any event no later than three (3) Business Days following the end of each calendar month (as of the last day of the subject calendar month).

(e)        Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively "Loan Assets") may be acquired and delivered by the Borrower to the Custodian from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102(a)(15)), and may be evidenced solely by delivery to the Custodian of a facsimile copy (which may be electronic) of an assignment agreement ("Loan Assignment Agreement") in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower, and (c) any duty on the part of the Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it; provided that the Custodian shall be deemed to have exercised reasonable care with respect to the custody of any such Loan Assignment Agreement if it takes such action with respect to any such Loan Assignment Agreement as set forth in any instructions and entitlement orders under Section 2(a) or Section 3 originated by Borrower. It is hereby further expressly acknowledged and agreed that, notwithstanding anything to the contrary appearing herein or elsewhere, the Custodian is under no duty or obligation to examine any underlying credit agreements or loan documents with respect to any Loan Asset to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof.

5.        Exculpation of the Custodian.

(a)        The Custodian will have no responsibility or liability for (i) determining the adequacy of the Collateral, (ii) making or verifying any calculations related to any Collateral requirements, (iii) the effect of foreign law with respect to any Collateral issued, or for which the issuer's jurisdiction is, outside of the United States or that is maintained with a foreign clearing corporation or a foreign depositary bank, (iv) the effect of foreign law with respect to any insolvency proceeding of Borrower in which the insolvency tribunal is located outside of the United States, or (v) otherwise the creation, attachment, perfection, or priority of any security interest in favor of the Administrative Agent, acting for the benefit of the Secured Parties, or the adequacy of the remedies of the Administrative Agent, acting for the benefit of the Secured Parties, to enforce any security interest.

(b)        Subject to Section 5(d) of this Agreement, the Custodian will have no responsibility or liability (i) to the Administrative Agent for (a) complying with instructions and entitlement orders under Section 2(a) or Section 3 originated by Borrower, (b) [reserved], (c) complying with instructions received from or through one or more intermediary systems, market utilities, or platforms utilized by the Administrative Agent and Borrower pursuant to Section 3(b)(ii), (d) [reserved], or (e) complying with a Notice of Exclusive Control or with instructions or entitlement orders under Section 3(c) originated by the Administrative Agent, and (ii) to Borrower for (a) complying with instructions and entitlement orders under Section 2(a) originated by Borrower, (b) [reserved], (c) complying with instructions received from or through one or more intermediary systems, market utilities, or platforms utilized by the Administrative Agent and Borrower pursuant to Section 3(b)(ii), (d) complying with instructions received from Borrower in accordance with Section 2.07(b) of the Loan and Servicing Agreement, with respect to the withdrawal from the Collateral Accounts any deposits constituting Excluded Amounts or (e) complying with a Notice of Exclusive Control or with instructions or entitlement orders under Section 3(c) originated by the Administrative Agent.

(c)        The Custodian will have no duty to investigate or make any determination to verify (i) the existence of an Event of Default under the Loan and Servicing Agreement or otherwise, (ii) compliance by either the Administrative Agent, the Facility Servicer, the Portfolio Asset Servicer or Borrower with the Loan and Servicing Agreement or with applicable law or (iii) the Administrative Agent’s right to issue a Notice of Exclusive Control or originate instructions or Entitlement Orders under Section 3(c).

(d)        The Custodian will have no responsibility or liability with respect to the Collateral Accounts except to the extent expressly set forth in this Agreement including, without limitation, with respect to any duty to preserve, exercise, or enforce rights in the Collateral or the Collateral Accounts. The Custodian will not be liable or responsible for any action done or omitted to be done by it in good faith and in the absence of gross negligence or willful misconduct and may rely and shall be protected in acting upon any notice, instruction, Entitlement Order, or other communication which it reasonably believes to be genuine and authorized.

(e)        The Custodian will not be liable for delays, errors, or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, or power supply.

(f)        The Custodian will have no responsibility or liability to the Administrative Agent or Borrower or to any other person or entity for acting in accordance with any judicial or arbitral process, injunction or other order, writ, judgment, decree, or claim of judicial lien relating to the Collateral Accounts, even if subsequently modified, vacated or otherwise determined to have been without legal force or effect.

(g)        In no event will Borrower, the Administrative Agent, the Portfolio Asset Servicer, the Facility Servicer or the Custodian be liable for punitive, indirect, consequential, or special losses or damages of any kind hereunder (including but not limited to lost profits).

6.        Reserved.

7.        The Custodian's Compensation and Reimbursement Rights; Security Interest.

(a)       Borrower will pay and reimburse the Custodian for any advances, fees, costs, expenses (including, without limitation, reasonable and documented attorneys' fees) and disbursements that may be paid or incurred by the Custodian performing its duties under this Agreement. Any fees, expenses, or other amounts that may be owing to the Custodian from time to time pursuant to the terms of this Agreement shall be secured by the security interest that the Custodian has been hereby granted under the hereunder. Any security interest or right of set-off in favor of the Custodian with respect to any Collateral Account, any financial asset, fund, cash, security entitlement or other property credited thereto, will be subordinate to the security interest of the Administrative Agent; provided that the foregoing subordination shall not apply to (i) any overdraft that may arise in a Collateral Account for funds expended or advanced for the benefit of Borrower (including overdrafts resulting from deposit items that have been credited to a Collateral Account but are subsequently returned without collection because of insufficient funds, assumed settlement or similar provisional credits), (ii) reversals or cancellations of payment orders and other electronic fund transfers, and (c) fees, charges and other amounts owing to it from time to time under this Agreement.

(b)        The Custodian will not be obligated to advance cash or investments to, for, or on behalf of Borrower in the Collateral Accounts. However, if the Custodian does advance cash or investments to the Collateral Accounts for any purpose, Borrower's obligations to reimburse or repay the Custodian under Section 7(a) shall be secured by the security interest referred to in Section 7(a).

8.        Relationship to Other Agreements.

(a)        If a provision of this Agreement (or any portion hereof) conflicts with a provision of any other agreement now existing or hereafter entered into, the provision of this Agreement shall control.

(b)        Except as otherwise provided herein, this Agreement does not modify the terms of the Loan and Servicing Agreement, and the Custodian shall be entitled to all of the rights, immunities, exculpations, indemnities, and other benefits granted to the Collateral Custodian under the Loan and Servicing Agreement in connection with any actions taken (or forbearance from action), and all matters arising, under or pursuant to this Agreement, including those with respect to the Custodian’s actions under this Agreement.

9.        Notices.

Any notice, instruction, Entitlement Order, or other communication to be given hereunder will be in writing and provided as follows:

(a)        Any unilateral instructions provided by Borrower pursuant to Section 2(a) or Section 3 shall be delivered by Borrower to the Custodian in accordance with the delivery methods selected by Borrower under its security selection form executed by Borrower in favor of the Custodian.

(b)        Any instructions provided by the Administrative Agent and/or Borrower pursuant to Section 3(b) shall be delivered as follows:

(i)   By Borrower, in accordance with the delivery methods selected by Borrower under its security selection form executed by Borrower in favor of the Custodian.

(ii)   By the Administrative Agent, by way of SWIFT message or by way of such other self-authenticating form of digital or electronic message or other means agreed upon in writing by the Custodian and the Administrative Agent. Any instructions provided pursuant to Section 3(b)(ii) shall be delivered from or through the applicable intermediary systems, market utilities or platforms utilized by the Administrative Agent and Borrower and supported by the Custodian.

(c)        Delivery of a Notice of Exclusive Control to the Custodian shall be made by certified, registered, or overnight mail prepaid and with signature receipt required, and addressed as follows, or to such other address as the Custodian may hereafter notify the other respective Parties hereto in writing:

U.S. Bank National Association

Global Corporate Trust

One Federal Street, 3rd Floor

Boston, MA 02110

Tel: 617-603-6709

Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

Attention: Stanley Wong

Reference: BDCA Asset Financing, LLC

(d)        Delivery of a termination notice to the Custodian shall be made by certified, registered or overnight mail prepaid and with signature receipt required, and addressed as follows, or to such other address as the Custodian may hereafter notify the other respective Parties hereto in writing:

U.S. Bank National Association

Global Corporate Trust

One Federal Street, 3rd Floor

Boston, MA 02110

Tel: 617-603-6709

Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

Attention: Stanley Wong

Reference: BDCA Asset Financing, LLC

(e)        Any other notice or other communication required to be provided hereunder or requests to or upon the respective Parties not otherwise addressed in paragraphs (a)-(d) above, shall be in writing and may be sent via e-mail, SWIFT message, or other form of digital or electronic message, or by certified, registered, or overnight mail prepaid and with signature receipt required and addressed as follows or to such other address as any Party may hereafter notify the other respective Parties hereto in writing:

If to the Administrative Agent:

U.S. Bank National Association

Global Corporate Trust

214 N. Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Attention: James Hanley

Facsimile: (866) 350-2101

Email: agency.services@usbank.com, with a copy to James.Hanley1@usbank.com

Reference: BDCA Asset Financing, LLC

If to the Facility Servicer:

Massachusetts Mutual Life Insurance Company
One Marina Park
8th Floor
Boston, MA 02210
Attention: Sarah Doyle, Investment Onboarding Email: DPITeam@massmutual.com; CIOMandates@massmutual.com

If to Borrower:

BDCA Asset Financing, LLC

c/o Benefit Street Partners L.L.C.

9 West 57th Street, Suite 4920

Attention: Richard Byrne

Email: r.byrne@benefitstreetpartners.com

With a copy (which shall not constitute notice) to :

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention : Patricia Lynch

Email : Patricia.Lynch@ropesgray.com

If to Custodian:

U.S. Bank National Association

Global Corporate Trust

One Federal Street, 3rd Floor

Boston, MA 02110

Tel: 617-603-6709

Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

Attention: Stanley Wong

Reference: BDCA Asset Financing, LLC

(f)        Any party may change its notice address provided in this Section 9 by providing written notice to each other party hereto.

10.        Termination.

(a)        This Agreement may be terminated by Borrower with the written consent of the Administrative Agent. The Administrative Agent may terminate this Agreement at any time upon written notice to the other parties. Upon termination by Borrower with the written consent of the Administrative Agent or by the Administrative Agent, the Administrative Agent will have no further right to originate instructions or Entitlement Orders concerning the Collateral or the Collateral Accounts.

(b)        The Custodian may terminate this Agreement upon the earlier of (i) thirty (30) days' prior written notice to the other parties and (ii) upon termination of the Loan and Servicing Agreement. Upon termination of this Agreement by the Custodian, any Collateral in the Collateral Accounts will, subject to any reserves reasonably established by the Custodian to secure any liabilities secured by any security interest or right of recoupment or setoff in favor of the Custodian, be transferred to a successor Custodian or otherwise as directed, in each case, in writing and delivered in accordance with the terms of Section 9 by the parties or party then entitled to give instructions and entitlement orders under Section 3. If no designation is made, the Custodian will be entitled to petition a court of competent jurisdiction to appoint a successor Custodian and will be indemnified by Borrower for any costs and expenses relating thereto (to the extent required by Section 7 hereto).

(c)        Termination will not affect any rights created or obligations incurred under this Agreement prior to termination. This Section and Sections 5, 6, 7, 12, and 14 will survive the termination of this Agreement.

11.        Reserved.

12.        Successors and Assigns.

This Agreement will be binding upon the parties and their respective successors and permitted assigns. The Custodian may transfer its rights and duties under this Agreement to any successor to the Custodian hereunder. Otherwise, this Agreement may not be assigned without the written consent of all parties.

13.        Appointment of Agents.

The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each a, “Delegate” and collectively, the “Delegates”) to provide or assist in the provision of any part of the services described herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of any other party hereto. The Custodian shall not be liable or responsible for the actions or omissions of any such Delegate appointed with due care.

14.       Governing Law; Jury Trial Waiver; Waiver of Immunity.

This Agreement is governed by the laws of the State of New York. To the extent permitted by law, each party waives any right to trial by jury in any legal proceeding arising out of or relating to this Agreement. If in any jurisdiction the parties hereto may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, attachment (before or after judgment) or other legal process, the party irrevocably agrees not to claim, and hereby waives, such immunity.

15.        Miscellaneous.

No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto. Custodian shall provide prompt written notice of any such amendment or modification to Section 9 to each other party hereto, and such amendment shall be effective on the fifth banking day following delivery by the Custodian of such notice to each other party hereto pursuant to Section 9(e). If any provision of this Agreement is held illegal, void, or unenforceable, the remainder of this Agreement will remain in effect. Any headings appearing on this Agreement are for convenience only and do not affect the interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which will be an original, and all such counterparts taken together will constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emails (portable document form (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

Facility Servicer:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Andrew C. Dickey

Name: Andrew C. Dickey

Title: Head of Alternative and Private Equity

U.S. BANK NATIONAL ASSOCIATION,

as Administrative Agent

By: /s/ James A. Hanley

Name: James A. Hanley

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Account Bank

By: /s/ Ralph J. Creasia, Jr.

Name: Ralph J. Creasia, Jr.

Title: Senior Vice President

BDCA ASSET FINANCING, LLC

By: /s/ Nina Kang Baryski

Name: Nina Kang Baryski

Title: Chief Financial Officer

Exhibit A

[Letterhead of Administrative Agent]

Date:

U.S. Bank National Association

[Address]

Attention:

RE: [Name of registered investment company and Portfolio, if applicable]

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of ____________, 20___ (as amended and in effect from time to time, the "Control Agreement") by and among (a) BDCA Asset Financing, LLC, a Delaware limited liability company, as borrower under the Loan and Servicing Agreement (“Borrower”), (b) U.S. Bank National Association, as administrative agent under the Loan and Servicing Agreement (in such capacity, the “Administrative Agent”), (c) Massachusetts Mutual Life Insurance Company, as facility servicer under the Loan and Servicing Agreement (in such capacity, the “Facility Servicer”), and (d) U.S. Bank National Association, (the "Custodian" or “you”), that you (i) shall not follow any instructions or Entitlement Orders of the specific Borrower listed above with respect to the Collateral or the Collateral Accounts held by you for such Borrower, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the Entitlement Orders and instructions of the undersigned with respect to such Collateral or such Collateral Accounts.

Very truly yours,

[Administrative Agent]

By:
Authorized Signatory

cc: BDCA Asset Financing, LLC

Information Classification: Limited Access

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